UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2012
Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario, Canada	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669
Registrant’s telephone number, including area code

14 The Link, Mornigside
Sandton 2196 South Africa
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment

On March 13,  2012, Ecoland International Inc., a corporation organized under the laws of the State of Nevada(the “Company”), filed a Certificate of Amendment with the Nevada Secretary of State to change its name to “Novus Robotics Inc.” (the Name Change”). The Name Change was approved by the Board of Directors pursuant to written conent resolutions dated February 21, 2012 and further approved by the shareholders holding  a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated February 21, 2012. The Name Change was deemed advisable by the Board of Directors and in the best interests of the Company and its shareholders to better reflect the future business operations of the Company.

The Company filed the appropriate documentation with FINRA to effect the Name Change on the marketplace. On April 10, 2012, the Name Change was effected by FINRA. Therefore, the new trading symbol for the Company on the OTC Market Bulletin Board is “NRBT”. The new cusip number for the Company is 67011H 108.

Change in Fiscal Year End

On March 13, 2012, the Board of Directors of the Company authorized and approved to change the Company’s fiscal year end from May 31st to December 31st.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1 Certificate of Amendment of Ecoloand International Inc. filed with the Nevada Secretary of State of March 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.

DATE: April 11, 2012	By:	/s/ Berardino Paolucci
	Name:	Berardino Paolucci
	Title:	President/Chief Executive Officer